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EXHIBIT 10.03

STATE OF NORTH CAROLINA

COUNTY OF WAKE

CONTRACT FOR THE PURCHASE AND SALE OF REAL PROPERTY

This Contract (the "Contract") is made and entered into as of the Effective Date (as hereinafter defined) by and between MATHENY DEVELOPMENT, LLC, its nominees and assigns (hereinafter "Buyer") and PCF FALLS, LLC (hereinafter "Seller').

WITNESSETH:

WHEREAS, Seller is the owner in fee simple of approximately 607.74 acres of real property in Wake County, North Carolina, more fully described in Exhibit A attached hereto and made a part hereof (hereinafter the "Property").

WHEREAS, subject to the terms and conditions of this Contract, Buyer desires to purchase the Property from Seller.

FOR AND IN CONSIDERATION OF the premises, the mutual promises and covenants set forth herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Buyer hereby agrees to purchase the Property described in Paragraph 1 below from Seller, and Seller hereby agrees to sell and convey such Property to Buyer, all in accordance with the following terms and conditions:

1. Description of Property. The Property which is the subject of this Contract is described on Exhibit A attached hereto and shall be conveyed together with all rights and appurtenances pertaining thereto, including, without limitation, all right, title and interest, if any, of Seller in and to the right-of-way of any road(s) abutting the Property.

2. Earnest Money Deposit; Feasibility Period. Within three (3) business days after the Effective Date of this Contract (as defined in Paragraph 16 hereof), Buyer will designate the sum of $100,000.00, currently being held by Investors Title Exchange Corporation ("ITEC"), as an earnest money deposit. Any interest earned on this earnest money deposit shall inure to the benefit of and be paid to Buyer regardless of how the principal of this earnest money deposit is distributed or paid.

Buyer shall have until 5 p.m. on the 60th day after the Effective Date, as hereinafter defined (hereinafter the "Feasibility Period") within which to make feasibility studies of the Property, including, without limitation, the right to go upon the land to examine its surface and subsurface to whatever extent Buyer may deem necessary for Buyer's purposes. If Buyer, in Buyer's sole opinion, determines that the Property is not suitable for Buyer's use, Buyer may terminate this Contract and receive a return of the earnest money and except for Buyer s obligations under Paragraph 6 hereof, neither party shall have any further liability or obligation to the other. Buyer shall notify Seller of Buyer's intent to terminate or proceed with this Contract within three (3) business days after the end of the Feasibility Period. If Buyer terminates this Contract, Buyer shall provide Seller copies of all studies that Buyer caused to be performed on the Property. If Buyer fails to notify Seller of Buyer's intent to terminate this Contract, then Buyer shall be deemed to have elected to terminate this Contract. If Buyer notifies Seller of Buyer's intent to proceed with this Contract, the earnest money shall then be nonrefundable, and shall belong to Seller except for Seller's default.
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Within three (3) business days after the Effective Date of this Contract,
Seller shall provide Buyer with copies of or make available to Buyer to copy any information concerning the Property or any proposed development thereof in the possession of Seller or his agents or attorneys, including, without limitation, any of the following information or documents relating to the Property or the development of same: any and all engineering studies, feasibility studies or reports, environmental reports, wetlands studies, surveys, soils reports, aerial photographs, engineering or design work or plans, site plans, leases, contracts, easements or other agreements affecting the Property, information regarding the availability of utilities and access to the Property, zoning information, requirements which may be imposed by any governmental or quasi-governmental entity, any other written information or documents which Seller reasonably believes will or might have a materially adverse affect on the Property or Buyer's ability to develop the same. For purposes of this provision, the term "reasonably believes" shall be construed to mean that such written information or documents would be material to Seller if Seller were to develop the Property.

3. Closing and Seller's Title. The purchase and sale of the Property shall be closed (the "Closing") on or before the 30th day after the date on which the last of the conditions precedent set forth in Paragraph 8 hereof is satisfied or waived (the "Closing Date"), at the office of Buyer's Attorney in Raleigh, North Carolina, provided, however, unless Buyer extends the Closing Date pursuant to the provisions of Paragraph 8 hereof, in no event shall the Closing Date be later than July 31, 1999. Buyer shall notify Seller in writing of the scheduled Closing Date not less than twenty-five (25) days before such date. Notwithstanding the above or anything in this Contract to the contrary, Seller may by notifying Buyer at any time prior to 20 days before the scheduled Closing Date, postpone the closing to December 1, 1999; provided however if Buyer is ready and able to close prior to December 1, 1999, and Seller exercises this option to extend the Closing, Seller shall make reasonable accommodations for Buyer to get access and control of the Property so Buyer can start its improvements. For the avoidance of any confusion, if Buyer is ready and able to close and timely notifies Seller of a Closing Date, and Seller exercises its option to extend the Closing Date, Buyer shall not be obligated to pay any extension fees pursuant to the provisions of Paragraph 8 hereof that would be due after the date Buyer has designated as the Closing Date.

Seller shall convey to Buyer indefeasible fee simple title to the Property at Closing by special warranty deed, which title shall be free and clear of all liens, encumbrances and judgments, except for: C') ad valorem taxes not yet due and payable; (ii) applicable zoning ordinances; (iii) rights-of-way of existing public roads and streets; (iv) general service line and utility easements, if any, which are recorded and are non-specific in describing locations of lines; (v) those exceptions listed on Exhibit B attached hereto, and (vi) such other easements and encumbrances as have been specifically approved and accepted in writing by Buyer (hereinafter individually and collectively referred to as the "Permitted Title Exceptions"). Title shall be insurable at standard rates by a title insurance company licensed to do business in the State of North Carolina and acceptable to Buyer. without any exceptions except for the Permitted Title Exceptions. Seller agrees that, so long as this Contract is in effect, Seller will not grant any easements, permits or licenses unless approved in writing by Buyer, which approval shall not be unreasonably withheld. Seller shall execute and deliver at Closing an Affidavit and Indemnification Agreement in form reasonably required by Buyer's title insurance company (the "Title Company") showing: (x) that all labor and materials, if any, furnished to the Property prior to the Closing Dare, have

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been paid by Seller, (y) Seller has not entered into any undisclosed unrecorded leases or other agreements affecting the Property, and (z) to the best of Seller's knowledge, there are no parties in possession or having a right to possession of any part of the Property, all of which shall be to the Title Company's reasonable satisfaction so that Purchaser will receive affirmative coverage in its owner's policy and/or Seller's mortgagee policy against any and all filed or unfiled lien claims and the rights of parties in possession. Additionally, at Closing, Seller shall execute a FIRPTA Affidavit. Buyer shall receive full possession of the Property at Closing.

Ad valorem taxes and current assessments for the year in which Closing occurs shall be prorated as of the day of Closing on a calendar year basis. Any assessments or taxes due and payable for prior years, including deferred or rollback taxes, shall be paid in full by Seller without proration.

Within five (5) business days after the Effective Date of this Contract, Seller shall provide to Buyer's Attorney copies of all title insurance policies and opinions on title covering Property in the possession of Seller or its attorneys or agents and copies of all exceptions shown thereon (hereinafter collectively the "Title Documents"). Buyer shall have thirty-five
(35) days from the Effective Date to conduct such title examination as Buyer may deem appropriate and to notify Seller in writing of any objections to title other. than the Permitted Title Exceptions ("Buyer's Title Objections"). Within five (5) business days after receipt of Buyer's Title Objections, Seller shall notify Buyer in writing as to whether Seller intends to cure such defects. If Seller is unable or elects not to cure such objections Buyer may, at its option, within five (5) business days after having received notice thereof from Seller, elect in writing to Seller and 1TEC to either: (i) continue this Contract in full force and effect, notwithstanding such objections; or (ii) terminate this Contract, receive a return of the earnest money, and except for Buyer's obligations under Paragraph 6 hereunder, neither party shall have any further liability or obligation to the other. Failure of Buyer to make a written election within the 5-day period shall constitute an election to terminate this Contract.

If, after the effective date of Buyer's Title Objections and prior to Closing, Buyer determines that there are additional title objections that were not of record as of the effective date of Buyer's title examination, Buyer shall promptly notify Seller of same. Provided the additional title objections are the result of a knowing act or omission of Seller, Seller shall endeavor in good faith to promptly cure all such title objections and shall notify Buyer in writing of the cure or of Seller's inability to cure such objections. If Seller is unable or elects not to cure such objections prior to Closing , Buyer may, at its option, exercise either of the options set forth in the immediately preceding paragraph.

4. Purchase Price. The Purchase Price to be paid by Buyer to Seller for the Property shall be $21 ,000,000.00.

The Purchase Price shall be paid at closing as follows:

(a) 25% of the Purchase Price by a purchase money promissory note, with interest at either (i) the prime rate of interest per annum charged by Central Carolina Bank & Trust Company or at the option of Buyer (ii) 300 basis points above LIBOR, with interest payable annually on the anniversary date of the note, with the unpaid principal balance and accrued, unpaid interest due and payable in full at the end of the 5th year after the date of the note, and secured by a second priority purchase money deed of trust on the Property.

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Buyer shall make its interest rate selection at Closing. Buyer may prepay the note, in part or in full, at any time without penalty. If Buyer acquires the Property with only an acquisition loan, Seller will, at any time prior to the maturity date, subordinate the purchase money deed of trust to Buyer's development loan for the Property. The note and deed of trust shall provide for release of property upon payment to Seller of the greater of (1) a per acre (or any portion of an acre) release fee equal to 120% of the total amount of the note divided by 420, or (ii) a per lot release fee equal to 120% of the total amount of the note divided by the total number of lots on Buyer's approved master plan. Such release fee shall be applied as a prepayment of principal on the note. The term "lot" as used herein shall have the same meaning as defined in Section 10-2002 of the Raleigh City Code.

(b) the remainder of the Purchase Price, adjusted for the proration of taxes and any other applicable adjustments, shall be paid by official bank check or other immediately available funds at Closing.

5. Survey/Engineering Plans. As part of the documents to be provided pursuant to Paragraph 3, above, Seller shall, at its expense, provide Buyer with two (2) copies of the existing boundary survey of the Property prepared by The John R. McAdams Company, and a Surveyor's Report acceptable to Buyer's title insurance company.

6. Buyer Rights of Entry. Buyer, its agents, employees, contractors and subcontractors, shall have the right, at any time after the Effective Date and prior to Closing, to enter upon the Property for the purpose of causing boring test and other reasonable tests and studies to be performed thereon and for the further purpose of performing surveying, architectural and engineering work thereon; provided, always, that if this transaction does not close, Buyer shall repair any and all unreasonable damage to the Property caused by such tests or studies. Buyer shall indemnify arid save and hold Seller harmless from and against all loss, cost, expense, suits or claims that may be based upon any injury to any person or property that may occur on the Property arising out of the performance of any test or work specified herein.

7. Condemnation. If, at any time after the expiration of the Feasibility Period and prior to Closing, all or an aggregate of 20 acres or more of the Property shall be taken or affected by condemnation or rights of eminent domain or like process, or shall be threatened therewith, and the same, in Buyer's reasonable opinion, would have a materially adverse impact upon Buyer's proposed development of the Property, Buyer may, within 10 days after having received notice thereof from Seller, elect in writing to Seller and ITEC to either: (i) continue this Contract in full force and effect, notwithstanding such taking or threatened taking in which event (or if less than 20 acres of the Property is taken or affected) at Closing Seller shall assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any awards that may be made for such taking; or (ii) terminate this Contract, receive a refund of the earnest money. and except for Buyer's obligations under Paragraph 6 hereunder, neither party shall have any further liability or obligation to the other. Failure of Buyer to make a written election within the 10-day period shall constitute an election to terminate this Contract. Seller agrees to promptly notify Buyer of any threatened condemnation action against the Property. Seller warrants to Buyer that Seller currently does not know of any condemnation action or threatened condemnation action against the Property.




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8. Contingencies.  It is a condition precedent to Buyer's obligation to close the purchase of the Property pursuant to this Contract that each of the following contingencies must be satisfied:

(a) final approval from the City of Raleigh of Buyer's master plan for the development of the Property with such plan to be approved by mutual agreement of Buyer and Seller prior to the end of the Feasibility Period. Seller agrees to cooperate with Buyer, at no cost to Seller, in Buyer's efforts to obtain approval of the modified plan, including, without limitation, executing any documents required by the City of Raleigh to be signed by the owner of the Property;

(b) final approval from the City of Raleigh of Buyer's site plan for Phase I of the project, such Phase to be designated by mutual agreement of Buyer and Seller prior to Closing;

(c) final approval from all necessary governmental entities for the construction of a golf course on a portion of the Property;

(d) final approval by all appropriate 8overnmental entities of Buyer's plan to provide sanitary sewer service as required to service the entire development;

(e) final approval by all appropriate governmental entities of Buyer's plan to provide a water distribution system to service the entire development;

(f) final approval of all appropriate governmental entities of Buyer's plan to provide a storm water discharge system to service the entire development;

(g) approval of all appropriate private and governmental entities of Buyer's plan to provide underground telephone, cable television, electric power and, if applicable, natural gas to service the entire development;

(h) Buyers receipt of financing for its entire plan of development at a rate of not more than the prime rate of interest charged by Central Carolina Bank and Trust Company plus one percent (1%); and

(i) No moratorium or limitation has been imposed by any governmental entity with jurisdiction over the Property regarding development of the Property, provision of sanitary sewer or water service to the Property, or issuance of building permits or certificates of occupancy, nor has any governmental entity imposed new or additional fees not in existence as of the date of this Contract which, in the opinion of the Buyer, adversely impact Buyer's proposed development of the Property.

If, Buyer is unable, despite its good faith efforts, to have the contingencies set forth in subparagraphs (a) through (h) satisfied on or before July 31, 1999, or if there exists on July 31, 1999, a moratorium or limitation in contravention of Paragraph 8(1) hereof, Buyer may, at its option: (i) waive in writing any unsatisfied contingency and close the purchase of the Property;
(ii) terminate this Contract with all earnest money being paid to Seller; or
(iii) extend the Closing date by up to three (3) one-month consecutive periods to allow Buyer additional time to satisfy the contingencies, provided, that, each time, Buyer must notify Seller in writing of Buyer's need to extend prior to July 21, 1999 or the expiration of the previous expiration period as the case may be, and with each such written 1-month extension notice, Buyer shall pay directly to Seller a nonrefundable extension fee of $76,562.00 which extension fee shall belong to Seller. Each extension fee paid shall apply toward the purchase price. If after the extensions, the contingencies still

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have not been completed or met, then Buyer may either: (i) waive in writing any unsatisfied contingency and close the purchase of the Property; or (ii) terminate this Contract, with Seller keeping all earnest money and extension monies previously paid.


9. Seller's Representations and Warranties. Seller's representations and warranties shall survive the Closing and passing of title to the Property to Buyer for a period of 180 days. whether made in this Paragraph or elsewhere herein:

(a) Seller has full authority to enter into this Contract and to execute all documents contemplated hereby, and Seller's execution, delivery and performance of this Contract will not violate the provisions of any agreement to which Seller is a party or by which they, or any of them, are bound.

(b) Seller has not filed for relief as a debtor under any state receivership laws or federal bankruptcy laws.

(c) To the best of Seller's knowledge, there are no actions, suits or proceedings, pending or threatened, against Seller with respect to or affecting, directly or indirectly, the Property or any rights with relation to the Property, at law or in equity, before any federal, state, municipal or other governmental agency or instrumentality, nor is Seller aware of any facts which might result in any action, suit or proceeding or result in any Federal or State civil or criminal forfeiture of all or any part of the Property. To the best of Seller's knowledge, Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality. To the best of Seller's knowledge there are no rights of possession outstanding in anyone except Seller. To the best of Seller's knowledge, (i) no part of the Property is subject to a lease agreement, either oral or written, and (ii) no part of the Property is subject to a right of first refusal or other right which Seller or any predecessor in title may have granted to other persons or parties as to the Property, or any part thereof, whether written or verbal. To the best of Seller's knowledge, except as may be disclosed in the materials made available to Buyer pursuant to Paragraph 2 hereof, no written notice, has been received by Seller that any governmental or quasi-government agency or authority intends to impose any special or other assessment against the Property or any part thereof.

(d) Seller shall transfer the Property to Buyer in its present condition, excepting normal wear and matters beyond Seller's control between the date hereof and Closing.

(e) (i) Seller has not used the Property for the disposal of hazardous or toxic waste materials: nor, (ii) to the best of Seller's knowledge, except as disclosed in the materials made available to Buyer pursuant to Paragraph 2 hereof, has the Property ever contained nor does it currently contain any hazardous or toxic waste materials in violation of any federal, state or local environmental laws, rules or regulations (hereinafter the "Environmental Laws"), nor has any "clean-up" of the Property occurred pursuant to the Environmental Laws which could give rise to (a) liability on the part of Buyer to reimburse any governmental authority for the costs of such clean-up or (b) a lien or encumbrance on the Property, nor (iii) has Seller received any notice from any governmental authority with respect to any violation of the Environmental Laws or clean-up on the Property, nor is Seller aware of any such contemplated notices.


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(f) Except as disclosed in the materials made available to Buyer pursuant to
Paragraph 2 hereof, to the best of Seller's knowledge, neither Seller nor Seller's predecessors in title have made any commitment to or agreement with any governmental or private entity which would impose an obligation upon Buyer to make any contribution or dedication of money or property or to construct, install or maintain any improvement of a public or private nature on or off the Property, other than any requirement that might be imposed in connection with approval of Buyer's plan for development of the Property.

(g) All representations and warranties of Seller contained in this Contract, whether under this paragraph or elsewhere, shall be true as of the Closing Date as if those representations and warranties were made at such time and, if requested, Seller agrees to execute and deliver to Buyer an affidavit at Closing certifying that all of the representations and warranties made in this Contract are true and accurate as of that date.

As used in this Paragraph 9, the terms "to the best of Seller's knowledge," "to Seller's knowledge, "nor is Seller aware," and any similar term with respect to the knowledge of Seller shall mean only the actual knowledge of David C. Falk, Sr. of Drucker & Falk, LLC, and shall not mean the knowledge of any other person or any other type of knowledge.

10. Buyer's Representations and Warranties. Buyer's representations and warranties shall survive the closing and passing of title to the Property to Buyer, whether made in this Paragraph or elsewhere herein:

(a) Buyer has full authority to enter into this Contract and to execute all documents contemplated hereby, and Buyer's execution, delivery and performance of this Contract will not violate the provisions of any agreement to which Buyer is a party or by which it is bound. At closing, Buyer shall deliver to Seller such evidence of such authority as may be reasonably requested by Seller.

(b) All representations and warranties of Buyer contained in this Contract, whether in this paragraph or elsewhere, shall be true as of the Closing Date as if those representations and warranties were made at such time and, if requested, Buyer agrees to execute and deliver to Seller an affidavit at Closing certifying that all of the representations and warranties made in this Contract are true and accurate as of that date.

11. Default by Buyer. If Buyer defaults in the performance of its obligations hereunder as to closing of the purchase of the Property, Seller may obtain the earnest money deposit from ITEC and retain the same as full and complete liquidated damages, but this shall not prohibit Seller from making a claim against Buyer for any claim arising under Paragraph 6 hereof. Notwithstanding the foregoing, Buyer shall have the right, at its option, to pay the amount of the earnest money directly to Seller, in which case Seller shall, as a condition of receipt of such monies, execute any and all documents required by ITEC to release the reservation of monies held by ITEC as earnest money hereunder.

Seller and Buyer have negotiated and hereby acknowledge and agree that the actual damages which Seller would suffer on account of default of Buyer under this Contract are difficult, if not impossible to ascertain, and both parties agree that the receipt by Seller of the earnest money paid by Buyer constitutes a reasonable estimate of the actual damages Seller would suffer in the event of a default by Buyer.


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Notwithstanding the foregoing, if Buyer's failure to close the purchase of the
Property is the due to termination by Buyer as set forth in Paragraphs 3 or 7 hereof, Buyer shall be entitled to a refund of the earnest money deposit. Seller shall not have the right of specific performance of Buyer's obligations under this Contract, except for Buyer's obligation to restore the Property as set forth in Paragraph 6 hereof.

12. Default by Seller. If Seller is able but unwilling to convey title as provided herein. or if Seller is otherwise in default of his obligations hereunder, Buyer shall have the right to have specific performance of this Contract but not damages, or Buyer may terminate this Contract and have the earnest money returned to it, as its sole remedies. Notwithstanding the above, if Seller defaults after it has exercised its option to extend the Closing Date pursuant to Paragraph 3 hereof, Buyer. if it elects to terminate the Contract, may recover from Seller those actual, direct, out-of-pocket expenses incurred by Buyer subsequent to Buyer's scheduled Closing Date, provided such out-of-pocket expenses were directly related to the improvement of the Property. In any action to enforce Seller's or Buyer's obligations hereunder, the prevailing party shall be entitled to recover the costs of such action, including reasonable attorneys' fees.

13. Additional Provisions. This Contract is subject to the following general terms and provisions:

(a) Closing Costs. Seller shall pay for the preparation of the deed, the excise stamps to be affixed thereto, and for preparation and recording of any necessary releases. All other closing costs shall be borne by Buyer or Seller as is the custom in Raleigh, North Carolina. Each party shall pay his or its own attorney's fees.

(b) Notices. AU notices required or permitted to be given hereunder, shall be in writing and may be: (i) band delivered by the sender; (ii) sent by local or overnight courier service: (iii) sent by facsimile to the facsimile number specified below; or (iv) sent by certified or registered mail, return receipt requested, and addressed as follows:

If intended for SELLER:David C. Falk, Sr.
Drucker & Falk, LLC
7200 Stonehenge Drive, Suite 211
Raleigh, NC 27613-1620
Facsimile No.: (919) 846-9771

with a copy to:Howard P. Satisky, Esq.
Satisky & Sllverstein, L.L.P.
900 Ridgefleld Drive, Suite 250
Raleigh, NC 27609
Facsimile No.: (919) 790-1560

If intended for BUYER:James M. Matheny
105 Fairway Valley Court
Cary, NC  27513
Facsimile No.:

with a copy to:Richard W. Moore
Perry, Patrick, Farmer & Michaux, P.A.
3716 National Drive, Suite 100
Raleigh, NC 27612
Facsimile No.:

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If intended for ITEC: Investors Title Exchange Corporation
121 North Columbia Street
Chapel Hill, NC 27514
Facsimile No.:

or to such other address(es) as any of the foregoing may provide to the other by notice given as provided herein. Notices may be given on behalf of any party by such party's attorney.

Any notice hand delivered or sent by facsimile, shall be deemed given and received as of the date of the hand delivery or facsimile provided if delivered by facsimile, sender has received a confirmation of the facsimile. Any notice sent by courier service shall be deemed given arid received one (1) business day after delivery to the courier service. Notice mailed as above provided shall be deemed given and received by the addressee on the third business day after the same is posted.

(c) Brokers. Seller and Buyer each warrants that neither has done any act which might require the payment of any commission, finders' fee or any other fee to any third party with respect to the transaction contemplated herein, except for a brokerage fee to Drucker & Falk, LLC, which is the responsibility of Seller. Buyer agrees to indemnify, defend and hold Seller harmless from all costs (including reasonable attorney's fees), commissions or charges claimed through Buyer by any realtor, broker or agent with respect to the sale of the Property and the negotiation thereof. Seller agrees to indemnify, defend and hold Buyer harmless from all costs (including reasonable attorney's fees), expenses and commission or charges claimed through Seller by any realtor, broker or agent with respect to the sale of the Property and the negotiation thereof.

(d) Risk of Loss. The risk of loss or damage by fire, act of God or other casualty shall remain with Seller until Closing and delivery of the deed. Seller agrees that be will not commit or permit waste upon the Property.

(e) Binding Effect. This Contract shall be binding upon the parties and their respective heirs, successors and assigns.

(f) Assignment. Either party shall have the right to assign all of his or its rights and to delegate all of his or its obligations hereunder to any person, firm or entity, and such assignee shall be entitled to all of the rights and powers and shall assume all of the obligations of the assignee hereunder. The assigning party shall promptly notify the other party and the ITEC of such assignment.

(g) Construction. This Contract is a North Carolina contract and shall be interpreted and enforced in accordance with the laws of the State of North Carolina. This Contract embodies the entire agreement of the parties with respect to the Property and may not be altered, amended or rescinded except by written agreement signed by all parties.

Notwithstanding the presumption of law whereby an ambiguity or conflict in provisions shall be construed against the drafter, the parties hereto hereby agree that although one party may have generated this Contract, both parties have been afforded the opportunity to consult with counsel of his or its own choosing, this Contract has been heavily negotiated, and they have equally participated in the drafting of this Contract. Therefore, such presumption shall not be applied if any provision or term of this Contract requires judicial interpretation.

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Captions contained herein are for the purpose of reference only and shall not be deemed to be in any manner interpretive of any provision of this Contract. Any reference herein to the singular shall include the plural, and. any reference to any gender shall include the neuter and the other gender.

In the event any act is to be performed by either party within a stated time period and the last day on which said act may be so performed falls an a Saturday, Sunday or legal holiday, the deadline shall be extended to and include the next following work day.

In the event that any provision of this Contract is held by a court of competent jurisdiction to be invalid or void, such provision shall be deemed severable from the remaining provisions of the Contract and shall not be deemed to nullify or affect any other provision hereof. If any such provision is deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

(h)Buyer warrants and represents that it has filed Articles of Organization for Buyer to the North Carolina Secretary of State, but has not received confirmation from the Secretary of State of filing. If the effective date of the organization of Buyer is later than the date on which Buyer executes this Contract, Buyer shall, for purposes of this Contract, be deemed to have been formed as of the date of such execution, and this Contract shall be binding on both parties hereto.

If, for any reason, Buyer is not formed, the Buyer under this Contract shall be deemed to be
JAMES M. MATHENY.

14. No Merger. All warranties, representations and covenants contained herein shall survive the Closing of the purchase and sale of the Property for a period of 180 days, except the provisions of Paragraph 6 and the warranties of title made by Seller in the special warranty deed to be delivered pursuant to this Contract shall survive indefinitely.

15. Time of Essence. The Parties agree that TIME IS OF THE ESSENCE in the performance of all agreements and obligations hereunder for which specific time periods are provided.

16. Effective Date. This Contract shall become effective only upon execution by all parties identified below. The Effective Date of this Contract shall be the last date upon which this Contract is signed by any of the signatories thereto, as shown by the date next to such signature.

17. Tax-Deferred Exchange. In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange; provided, however that the exchanging party shall be responsible for all additional costs associated with such exchange, and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax-deferred exchange. Seller and Buyer shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

18. Extension of Dunn Road. Provided the required right-of-way is made available by the appropriate governmental agencies or by adjoining property owners other than Seller at no cost to Seller, Seller at its expense, shall improve Dunn Road to the City of Raleigh standards from its intersection with

Falls of Neuse Road to a point half way between Tract IV as shown on the survey referenced in Paragraph 5 and the Property. Subject to the availability of right-of-way as set forth in the above sentence, such improvement shall be completed prior to or simultaneously with Buyer's improvement of the portion of Dunn Road abutting the Property. Seller agrees at no cost to Seller to use its best efforts to get any additional right-of-way needed from other property owners adjacent to that portion of Dunn Road to be built by Seller, dedicated to the City of Raleigh by such property owners. Seller and Buyer agree to split any reimbursement monies for Dunn Road on a pro-rata basis based on the linear feet of Dunn Road being improved by each party.

IN WITNESS WHEREOF, each of the parties hereto have executed this Contract under seal, as of the Effective Date.

BUYER:  MATHENY DEVELOPMENT, LLC (Seal)

By: /S/ James M. Matheny  Date: 4/8/99


SELLER:  PCF FALLS, LLC

By: /S/ David C. Falk, Sr., Manager  Date: 4/8/99